This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2017 of Blackstone Real Estate Income Fund II (the “registrant”).

I, Jonathan Pollack, the Chief Executive Officer and President of the registrant, certify that, to the best of my knowledge:

1	the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: March 6, 2018

/s/ Jonathan Pollack
Jonathan Pollack
Chief Executive Officer and President (Principal Executive Officer)

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2017 of Blackstone Real Estate Income Fund II (the “registrant”).

I, Anthony F. Marone Jr., the Chief Financial Officer and Treasurer of the registrant, certify that, to the best of my knowledge:

1	the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: March 6, 2018

/s/ Anthony F. Marone, Jr.
Anthony F. Marone, Jr.
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document.